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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67978 of THQ Inc. on Form S-3 of our report dated February 16, 2001, included in the Annual Report on Form 10-K of THQ Inc. for the year ended December 31, 2000, and to the use of our report dated February 16, 2001, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


                                               /s/ DELOITTE & TOUCHE LLP
                                          --------------------------------------

Los Angeles, California

August 29, 2001